                                                  July 13, 2000


                                Gannett Co., Inc.
                            Senior Credit Facilities
                                Commitment Letter


Gannett Co., Inc.
1100 Wilson Blvd.
Arlington, VA  22234

Attention:     Gracia C. Martore
               Treasurer

Ladies and Gentlemen:

        Bank of America, N.A. ("Bank of America") is pleased to offer to be the sole and exclusive administrative agent (in such capacity, the "Administrative Agent") for a $2.0 Billion 364-Day Senior Credit Facility and a $2.0 Billion Five-Year Senior Credit Facility (collectively, the "Senior Credit Facilities") to Gannett Co., Inc. (the "Borrower"). The Chase Manhattan Bank ("Chase") is pleased to offer to be the sole and exclusive syndication agent (in such capacity, the "Syndication Agent") for the Senior Credit Facilities. Each of Bank of America and Chase is pleased to offer its commitment to lend up to $2,000,000,000 of the Senior Credit Facilities (pro rata between the Senior Credit Facilities), upon and subject to the terms and conditions of this letter, the Summary of Terms and Conditions attached hereto (the "Summary of Terms") and the Fee Letter referred to below. Banc of America Securities LLC ("BAS") and Chase Securities Inc. ("CSI"; together with Bank of America, BAS and Chase, the "Commitment Parties") are pleased to advise you that they are willing, as Joint Lead Arrangers and Joint Book Managers for the Senior Credit Facilities, to form a syndicate of financial institutions (the "Lenders") reasonably acceptable to you for the Senior Credit Facilities.

        It is agreed that BAS and CSI will act as the Joint Lead Arrangers and Joint Book Managers for the Senior Credit Facilities, that Bank of America will act as sole and exclusive Administrative Agent for the Senior Credit Facilities and that CSI will act as sole and exclusive Syndication Agent for the Senior Credit Facilities. You agree that, except as expressly contemplated by the Summary of Terms and the Fee Letter, no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation will be paid in connection with the Senior Credit Facilities without our prior written approval.

        BAS and CSI intend to commence syndication efforts promptly, and you agree to actively assist BAS and CSI in achieving a syndication of the Senior Credit Facilities that is satisfactory to them. Such assistance shall include (a) your providing us and the other Lenders upon request with all information reasonably deemed necessary by us to complete syndication; (b) assistance in the preparation of an Offering Memorandum to be used in connection with the syndication; (c) your using commercially reasonable efforts to ensure that the syndication efforts benefit (to the extent commercially practicable) from your existing lending relationships; and (d) otherwise assisting us in our syndication efforts, including by making the Treasurer of the Borrower and its subsidiaries available from time to time to attend and make presentations regarding the business and prospects of the Borrower and its subsidiaries, as appropriate, at one or more meetings of prospective Lenders. Upon the execution and delivery of binding, definitive documentation for the Senior Credit Facilities setting forth the commitment of any Lender to provide a portion of the Senior Credit Facilities, each of Bank of America and Chase shall be released from a pro rata portion of its commitment hereunder in an aggregate amount equal to the commitment of such Lender.

        It is understood and agreed that the Commitment Parties after consultation with you will manage and control all aspects of the syndication, including decisions as to the selection of proposed Lenders and any titles offered to proposed Lenders, when commitments will be accepted and the final allocations of the commitments among the Lenders; provided that you shall have the right to consent to the selection of Lenders and the offering of titles to proposed Lenders, in each case other than those previously identified by us to you. It is understood and agreed that no Lender participating in the Senior Credit Facilities will receive compensation from you in order to obtain its commitment, except on the terms contained herein and in the Summary of Terms.

        The commitments and/or agreements of each Commitment Party described herein are subject to the agreement in the preceding paragraph and the satisfaction of each of the following conditions precedent in a manner acceptable to us in our sole discretion: (a) each of the terms and conditions set forth herein and in the Summary of Terms; (b) the absence of a material breach of any representation, warranty or agreement of the Borrower set forth herein; (c) our satisfaction that prior to and during the syndication of the Senior Credit Facilities there shall be no competing offering, placement or arrangement of any debt financing by or on behalf of the Borrower or any of its subsidiaries, other than the Borrower's commercial paper program, transactions pursuant to the Existing Documents (as defined in the Summary of Terms) and the offer, sale and issuance of up to an additional $1 billion principal amount of other debt securities of the Borrower in the public markets or pursuant to Rule 144A; (d) the negotiation, execution and delivery of definitive documentation for the Senior Credit Facilities consistent with the Summary of Terms; (e) since the date hereof, no material adverse change in or material and adverse disruption of conditions in the banking markets which is material in connection with the syndication of the Senior Credit Facilities shall have occurred and be continuing; and (f) since March 26, 2000, no change, occurrence or development that could, in our opinion, have a material adverse effect on the business, assets, liabilities, operations, or financial condition of the Borrower and its subsidiaries, taken as a whole, shall have occurred or become known to us, other than as previously disclosed by the Borrower, the incurrence by the Borrower and its subsidiaries of indebtedness, and changes, occurrences or developments in general economic or business conditions or in the industries or markets in which the Borrower or any of its subsidiaries operates.

        You hereby represent, warrant and covenant that (a) all information, other than Projections (defined below), which has been or is hereafter made available to us or the Lenders by you or any of your representatives in connection with the transactions contemplated hereby (the "Information") is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, and (b) all financial projections concerning the Borrower and its subsidiaries that have been or are hereafter made available to us or the Lenders by you or any of your representatives (the "Projections") have been or will be prepared in good faith based upon assumptions you believe to be reasonable. You agree to furnish us with such Information as we may reasonably request and to supplement the Information from time to time until the closing date for the Senior Credit Facilities so that the representation, warranty and covenant in the preceding sentence is correct on such closing date. You understand that in arranging and syndicating the Senior Credit Facilities, the Commitment Parties will be using and relying on the Information and the Projections without independent verification thereof (it being acknowledged by the Commitment Parties that the Projections contain disclaimers with regard to relying on them).

        By acceptance of this offer, the Borrower agrees to pay all reasonable out-of-pocket fees and expenses (including reasonable attorneys' fees and expenses and due diligence expenses) incurred before or after the date hereof by any of us in connection with the Senior Credit Facilities and the syndication thereof.

        You agree to indemnify and hold harmless each Commitment Party and each Lender and each of their affiliates and their directors, officers, employees, advisors and agents (each, an "Indemnified Party") from and against (and will reimburse each Indemnified Party as the same are incurred) any and all losses, claims, damages, liabilities, and expenses (including, without limitation, the reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) any matters contemplated by this letter, any related transaction, the Senior Credit Facilities or any use made or proposed to be made with the proceeds thereof (including any arising out of the negligence of any Indemnified Party), unless and only to the extent that, as to any Indemnified Party, such losses, claims, damages, liabilities or expenses resulted primarily from the gross negligence or willful misconduct of such Indemnified Party. No Indemnified Party shall be liable for any damages arising from the use by others of Information or other materials obtained through the Internet, Intralinks or other similar information transmission systems in connection with the Senior Credit Facilities. You agree that no Indemnified Party shall have any liability for any indirect or consequential damages in connection with its activities related to the Senior Credit Facilities.

        You acknowledge that Bank of America, Chase and their respective affiliates (the terms "Bank of America" and "Chase" as used below in this paragraph being understood to include such affiliates) may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions contemplated hereby and otherwise. Bank of America and Chase will not use confidential information obtained from you by virtue of the transactions contemplated hereby or its other relationships with you in connection with the performance by Bank of America or Chase of services for other companies, and Bank of America and Chase will not furnish any such information to other companies. You also acknowledge that each of Bank of America and Chase has no obligation to use in connection with the transactions contemplated hereby, or to furnish to you, confidential information obtained from other companies.

        The terms of this letter, the Summary of Terms and the fee letter among you and us (the "Fee Letter") are confidential and, except for disclosure on a confidential basis to your and our accountants, attorneys, and other professional advisors retained by you or us in connection with the Senior Credit Facilities or as may be required by law (including applicable disclosure requirements under securities tender offer laws and regulations), may not be disclosed in whole or in part to any other person or entity without your or our, as the case may be, prior written consent. You and we hereby consent to disclosure of a copy of this letter and the Summary of Terms (but not the Fee Letter) to prospective Lenders and rating agencies.

        The provisions of the immediately preceding four paragraphs shall remain in full force and effect regardless of whether any definitive documentation for the Senior Credit Facilities shall be executed and notwithstanding the termination of this letter or any commitment or undertaking hereunder.

        This letter and the Fee Letter shall be governed by laws of the State of New York . You and each of us hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this letter, the Summary of Terms, the transactions contemplated hereby and thereby or the actions of you and the Commitment Parties in the negotiation, performance or enforcement hereof.

        This letter, together with the Summary of Terms and the Fee Letter, are the only agreements that have been entered into among us with respect to the Senior Credit Facilities and set forth the entire understanding of the parties with respect thereto. This letter may be modified or amended only by the written agreement of all of us. This letter is not assignable by the Borrower without our prior written consent and is intended to be solely for the benefit of the parties hereto and the Indemnified Parties.

        This offer will expire at 5:00 p.m. New York time on July 17, 2000 unless you execute this letter and the Fee Letter and return them to us prior to that time (which may be by facsimile transmission), whereupon this letter and the Fee Letter (each of which may be signed in one or more counterparts) shall become binding agreements. Thereafter, this undertaking and commitment will expire on August 31, 2000 unless definitive documentation for the Senior Credit Facilities is executed and delivered prior to such date.

        THIS WRITTEN AGREEMENT (WHICH INCLUDES THE SUMMARY OF TERMS) AND THE FEE LETTER REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        We are pleased to have the opportunity to work with you in connection with this important financing.

                                   Very truly yours,

                                   BANK OF AMERICA, N.A.


                                   By:
                                      --------------------------------------
                                       Title:


                                   BANK OF AMERICA SECURITIES LLC


                                   By:
                                      --------------------------------------
                                       Title:


                                   THE CHASE MANHATTAN BANK


                                   By:
                                      --------------------------------------
                                       Title:


                                   CHASE SECURITIES INC.


                                   By:
                                      --------------------------------------
                                       Title:


Accepted and agreed to as of
the date first above written:

GANNETT CO., INC.



By:
   --------------------------------------
    Title:

                                                                       Exhibit A






                                GANNETT CO., INC.
                            SENIOR CREDIT FACILITIES


                         Summary of Terms and Conditions

                                  July__, 2000

                                   ----------


I.      PARTIES

Borrower:                             Gannett Co., Inc. (the "Borrower").

Administrative Agent:                 Bank of America, N.A. (in such capacity, the "Administrative Agent").

Syndication Agent:                    The Chase Manhattan Bank ("Chase").

Joint Lead Arrangers and
Joint Book Managers:                  Banc of America Securities LLC and Chase Securities Inc. (in such capacities, the
                                      "Arrangers").

Lenders:                              A syndicate of banks, financial institutions and other entities, including Bank of America and Chase (collectively, the "Lenders").

II.     SENIOR CREDIT FACILITIES

Five Year Revolving
 Credit Facility:                     Five-year revolving credit facility (the "Five Year Revolving Credit Facility") in the amount of $2.0 billion.

364-Day Revolving
  Credit                              Facility: 364-day revolving credit facility (the "364-Day Revolving Credit Facility";
                                      together with the Five Year Revolving Credit Facility, the "Senior Credit Facilities") in
                                      the amount of $2.0 billion. Loans under the 364-Day Revolving Credit Facility are referred to herein as "364-Day Loans".

Availability:                         The Five Year Revolving Credit Facility shall be available on a revolving basis during the period commencing on the Closing Date and ending on the fifth anniversary thereof.

                                      The 364-Day Revolving Credit Facility shall be available on a revolving credit basis during the period commencing on the Closing Date and ending 364 days after the Closing Date (the
                                      "364-Day Revolving Credit Facility Termination Date").

                                      Loans under a Senior Credit Facility are referred to herein as "Revolving Credit Loans".

Competitive Bid Loans:                The Borrower shall have the option under each Senior Credit Facility to request that the
                                      Lenders bid for loans ("Competitive Loans"; together with Revolving Credit Loans, "Loans"), bearing interest at an absolute rate or a margin over the LIBO Rate (as defined in Annex I), with specified maturities ranging from 7 to 360 days.  Each Lender shall have the right, but not the obligation, to submit bids at its discretion.  The Borrower, by notice given four business days in advance in the case of eurodollar rate bids and one business day in advance in the case of absolute rate bids, shall specify the proposed date of borrowing, the interest period, the amount of the Competitive Loan and the maturity date thereof, the interest rate basis to be used by the Lenders in bidding and such other terms as the
                                      Borrower may specify.  The Administrative Agent shall advise the Lenders of the terms of the
                                      Borrower's notice, and, subject to acceptance by the Borrower, bids shall be allocated to each Lender in ascending order from the lowest bid to the highest bid acceptable to the
                                      Borrower.  While Competitive Loans are outstanding, the available commitments under the applicable Senior Credit Facilities shall be reduced by the aggregate amount of such
                                      Competitive Loans.

Maturity:                             In the case of the Five Year Revolving Credit Facility, the fifth anniversary of the Closing
                                      Date.

                                      In the case of the 364-Day Revolving Credit Facility, 364 days after the Closing Date.

Term-out                              Option: Provided that it give the Administrative Agent no less than 30 days notice before the 364-Day Revolving Credit Facility Termination Date, the Borrower shall have the right to elect that all or any portion of the 364-Day Loans be converted to term loans payable on the second anniversary of the 364-Day Revolving Credit Facility Termination
                                      Date.

Incremental Facility:                 In addition to the foregoing, the Credit Documentation (as defined below) will provide for an incremental facility (the "Incremental Facility") in an aggregate principal amount of up to $1 billion.  The Incremental Facility shall not initially be effective but may be activated, in whole or in part (in minimum amounts to be agreed upon), at the request of the
                                      Borrower with consent required only from those Lenders (including new Lenders that are reasonably acceptable to the Administrative Agent) that agree, in their sole discretion, to participate in such Incremental Facility.

Purpose:                              The proceeds of the Revolving Credit Loans shall be used to finance the working capital needs of the Borrower and its subsidiaries, as a commercial paper back-up line and for general corporate purposes (including acquisitions) of the Borrower and its subsidiaries in the ordinary course of business.

III.    CERTAIN PAYMENT PROVISIONS

Fees and Interest Rates:              As set forth on Annex I.

Optional Prepayments and
Commitment Reductions:                Loans may be prepaid and commitments may be reduced by the Borrower in minimum amounts to be agreed upon, provided, that Competitive Loans may not be prepaid without the consent of the relevant Lender.


IV.     CERTAIN CONDITIONS

Initial Conditions:                   The availability of the Senior Credit Facilities shall be conditioned upon satisfaction of, among other things, the following conditions precedent (the date upon which all such conditions precedent shall be satisfied, the "Closing Date") on or before August 31, 2000:

                                      (a) The Borrower shall have executed and delivered satisfactory definitive financing documentation with respect to the Senior Credit Facilities (the "Credit Documentation")
                                      which, except as provided herein or otherwise agreed, shall be substantially similar to the Borrower's existing credit facility documents (the "Existing
                                      Documents").

                                      (b) The Lenders shall have received (i) audited consolidated financial statements of the
                                      Borrower for the most recent fiscal year ended prior to the Closing Date as to which such financial statements are available and (ii) unaudited interim consolidated financial statements of the Borrower for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available.

                                      (c) The Lenders shall have received such legal opinions, documents and other instruments as are consistent with those provided pursuant to the Existing Documents.

On-Going Conditions:                  The making of each extension of credit shall be conditioned upon (a) the accuracy of specified representations and warranties in the Credit Documentation substantially similar to the Existing Documents (and, in any case, excluding the material adverse change representation) and (b) there being no default or event of default in existence at the time of, or after giving effect to the making of, such extension of credit.

V.      CERTAIN DOCUMENTATION MATTERS

                                      The Credit Documentation shall (except as provided herein or otherwise agreed) be substantially similar to the Existing Documents and shall contain representations, warranties, covenants and events of default, including, without limitation:

Representations and
Warranties:                           Financial statements; absence of material undisclosed liabilities; no material adverse change (which representation will be made only on the Closing Date); corporate existence;
                                      compliance with law; corporate power and authority; enforceability of Credit Documentation;
                                      no conflict with law or contractual obligations; no material litigation; no default under material contractual obligations; ownership of property; liens; taxes; Federal Reserve regulations; Investment Company Act; and environmental matters.

Affirmative Covenants:                Delivery of financial statements, SEC reports, officers' certificates and other information reasonably requested by the

                                      Lenders; payment of other material obligations; continuation of business and maintenance of existence and material rights and privileges; compliance with laws; maintenance of property and insurance; maintenance of books and records; right of the Lenders to inspect property and books and records; and notices of defaults, litigation and other material events.

Financial Covenants:                  Minimum shareholders' equity of $2,500,000,000.

Negative Covenants:                   Limitations on: non-ratable and equal liens; mergers and consolidations; and sales of all or substantially all assets.

Events of Default:                    Nonpayment of principal for more than 10 business days after the date due; nonpayment of interest for more than 15 business days after the date due; material inaccuracy of representations and warranties for more than 30 days after notice; violation of covenants for more than 30 days after notice; cross-acceleration of obligations in excess of
                                      $50,000,000; bankruptcy events; and material final, non-appealable judgments in excess of
                                      $100,000,000.

Voting:                               Amendments and waivers with respect to the Credit Documentation shall require the approval of Lenders holding not less than 51% of the aggregate amount of the Loans and unused commitments under the Senior Credit Facilities, except that (a) the consent of each Lender directly affected thereby shall be required with respect to (i) reductions in the amount or extensions of the scheduled date of final maturity of any Loan, (ii) reductions in the rate of interest or any fee or extensions of any due date thereof and (iii) increases in the amount or extensions of the expiry date of any Lender's commitment and (b) the consent of
                                      100% of the Lenders shall be required with respect to modifications to any of the voting percentages.

Assignments
and Participations:                   The Lenders shall be permitted to assign and sell participations in their Loans and commitments, subject, in the case of assignments (other than to another Lender or to an affiliate of a Lender), to the consent of the Administrative Agent and, except upon the occurrence and during the continuation of an Event of Default, the Borrower.  In the case of partial assignments (other than to another Lender or to an affiliate of a Lender), the minimum assignment amount shall be $10,000,000, unless otherwise agreed by the Borrower and the Administrative Agent.

Yield Protection:                     The Credit Documentation shall contain provisions (a) protecting the Lenders against material increased costs or loss of yield resulting from changes in reserve, tax, capital adequacy and other requirements of law and (b) indemnifying the Lenders for "breakage costs"
                                      incurred in connection with, among other things, any prepayment of a Eurodollar Loan (as defined in Annex I) on a day other than the last day of an interest period with respect thereto and any prepayment of a Competitive Loan.

Expenses and
Indemnification:                      The Borrower shall pay (a) all reasonable out-of-pocket expenses of the Administrative Agent and the Arrangers associated with the syndication of the Senior Credit Facilities and the preparation, execution, delivery and administration of the Credit Documentation and any amendment or waiver with respect thereto (including the reasonable fees, disbursements and other charges of counsel) and (b) all reasonable out-of-pocket expenses of the
                                      Administrative Agent and the Lenders (including the reasonable fees, disbursements and other charges of counsel) in connection with the enforcement of the Credit Documentation, provided, however, that (i) the Borrower shall have no such obligation for costs and expenses if the Borrower prevails or successfully defeats any enforcement or collection proceedings;
                                      and (ii) if, by final adjudication in any proceeding not involving the Borrower's bankruptcy, reorganization or insolvency, the Lenders receive less relief than claimed, the
                                      Borrower's obligation for costs and expenses shall be limited proportionately to the relief granted to the Lenders.  If the Borrower is required to commence proceedings against any
                                      Lender to enforce its commitment, the Lender will pay the Borrower's reasonable costs and expenses (including reasonable attorneys' fees) if the Borrower succeeds, or a share of such reasonable costs and expenses proportionate to the Borrower's recovery if the Borrower is only partially successful.

                                      Upon execution of the Credit Documentation, the Borrower shall pay to the Lenders, the
                                      Administrative Agent and the Arrangers all fees required to be paid, and all reasonable expenses for which invoices have been presented, on or before the Closing Date.

                                      The Administrative Agent, the Arrangers and the Lenders (and their affiliates and their respective officers, directors, employees, advisors and agents) will have no liability for,
                                      and

                                      will be indemnified and held harmless against, any loss, liability, cost or expense incurred in respect of the financing contemplated hereby or the use or the proposed use of proceeds thereof (except to the extent resulting from the gross negligence or willful misconduct of the indemnified party).

Existing                              Documents: Neither this Summary of Terms, the Senior Credit Facilities nor the Credit
                                      Documentation shall impair any rights of the Borrower, or reduce any obligations of any
                                      Lender, under any of the Existing Documents.

Governing Law and Forum:              State of New York.

Counsel to the
Administrative Agent
and the Arrangers:                    Simpson Thacher & Bartlett.

                                                                        Annex I



                           Interest and Certain Fees

Interest Rate Options:                The Borrower may elect that the Loans (other than Competitive Loans) comprising each borrowing bear interest at a rate per annum equal to:

                                                  the ABR plus the Applicable Margin; or

                                                  the Adjusted LIBO Rate plus the Applicable Margin.


                                      As used herein:

                                      "ABR" means the highest of (i) the rate of interest publicly announced by Bank of America as its prime rate in effect at its principal office in Dallas, Texas (the "Prime Rate"), (ii)
                                      the secondary market rate for three-month certificates of deposit (adjusted for statutory reserve requirements) plus 1% and (iii) the federal funds effective rate from time to time plus 0.5%.

                                      "Adjusted LIBO Rate" means the LIBO Rate, as adjusted for statutory reserve requirements for eurocurrency liabilities.

                                      "Applicable Margin" means a percentage to be based on the debt rating of the Borrower's senior secured long-term debt and determined in accordance with the pricing grid attached hereto as Annex I-A.

                                      "LIBO Rate" means the rate at which eurodollar deposits in the London interbank market for one, two, three or six months (as selected by the Borrower) are quoted on the Telerate screen.

Interest Payment Dates:               In the case of Loans bearing interest based upon the ABR ("ABR Loans"), quarterly in arrears.

                                      In the case of Loans bearing interest based upon the Adjusted LIBO Rate ("Eurodollar Loans"), on the last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period.

Facility Fee:                         The Borrower shall pay a facility fee on each Senior Credit Facility to be based on the debt rating of the Borrower's senior secured long-term debt and determined in accordance with the pricing grid attached hereto as Annex I-A.

Utilization Fee:                      If more than 50% of the aggregate amount available for borrowing under both the Senior
                                      Credit Facilities is borrowed on any date, the Borrower shall pay a utilization fee calculated at the rate of 7.50 basis points per annum on the average daily amount of the outstanding borrowings, payable quarterly in arrears.

Default Rate:                         At any time when the Borrower is in default in the payment of any amount of principal due under the Revolving Credit Facility, such amount shall bear interest at 1% above the rate otherwise applicable thereto. Overdue interest, fees and other amounts shall bear interest at 1% above the rate applicable to ABR Loans.

Rate and Fee Basis:                   All per annum rates shall be calculated on the basis of a year of 360 days (or 365/366 days, in the case of ABR Loans the interest rate payable on which is then based on the Prime Rate)
                                      for actual days elapsed.

                                                                      Annex 1-A


                 Facility Fee and Applicable Margin Pricing Grid


                                    364-Day Revolving          Five-Year Revolving
                                     Credit Facility             Credit Facility
                                    -----------------          -------------------
S&P/Moody's Rating               Facility Fee (in Basis      Facility Fee (in Basis             Total Drawn Cost (in Basis
Equivalent of the                Points)          -----      Points)          -----             Points)              -----
Borrower's senior                -------                     -------                            -------
unsecured long-term debt
------------------------
A/A2 or better                              5.00                       7.00                                 20.00

A-/A3 or worse                              7.00                       9.00                                 26.00


If the S&P and Moody's Ratings differ, the higher Rating will determine the Facility Fee and Applicable Margin, unless the S&P and Moody's Ratings are more than one level apart, in which case the Rating one level below the higher Rating will be determinative. In the event that the Borrower's senior unsecured long-term debt is rated by only one of S&P and Moody's, then that single Rating shall be determinative. The Borrower will agree that at all times it shall maintain a senior unsecured long-term debt rating from either S&P or Moody's.